EXHIBIT 10.17

                          PROMISSORY NOTE SECURED
                             BY DEED OF TRUST


$50,000.00                                             Las Vegas,
Nevada
                                                  October 20,
1997

     FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to INTERNATIONAL
SPORTS WAGERING, INC., a Delaware corporation, or to order
(hereinafter "Holder"), at such
place or places as may from time to time be designated by Holder, the principal sum of Fifty
Thousand Dollars ($50,000.00), together with interest thereon at the rate of ten percent (10%) per annum, payable as follows:

     Principal in the amount of Five Thousand and No/100 Dollars ($5,000.00) and accrued interest shall be paid in consecutive monthly installments, commencing on February 1, 1998, and continuing on the first day of each month thereafter, with all outstanding principal and interest amounts becoming fully due and owing on September 1, 1998; provided, however, that if the real property securing this Promissory Note (a more particular description of which is attached hereto as Exhibit A )( Real Property ) is sold, this Promissory Note shall become immediately due and owing and shall be paid from the proceeds of the sale of the Real Property at the closing thereof.

     In the event Maker is late in the payment of any amount due hereunder, Maker shall pay
Holder interest at the rate of eighteen percent (18%) per annum upon all such late payments from the date the payment should have been received by Holder to the date payment was actually received by Holder.

     All payments hereunder shall be credited first to accrued interest and next to reducing the balance of the principal. Any and all payments hereunder shall be payable in lawful money of the United States which shall be legal tender in payment of all debts at the time of payment. This
Promissory Note may be prepaid in full or in part without penalty. Upon such prepayment, Maker shall also pay all accrued interest on the principal amount prepaid.

     Should payment of any principal or interest not be made when due, or if Maker should breach the Deed of Trust securing this Promissory Note, or if a default shall occur under the Guaranty securing this Promissory Note, Maker shall be in default hereunder. In the event of such default, Maker shall have ten (10) days from the date it receives written notice thereof to cure such default.
If Maker fails to cure a default within said ten (10) day period, the whole sum of principal and interest due hereunder shall become immediately due and payable at the option of Holder, and Holder may exercise any and all rights and remedies it may possess at law or in equity for the collection of this obligation.


     Maker hereby waives notice of default, diligence, demand, presentment, notice of nonpayment and protest.

          This Promissory Note is secured by a Short Form Deed of Trust and Assignment of Rents
( Deed of Trust ), dated October 20, 1997, from Maker, as Trustor, to Nevada Title Company, as
Trustee for the benefit of Holder, and by a Guaranty dated October 20, 1997, from Yarlow, Inc.,
Thomas W. Yarbrough, Michael C. Sommers, and William J. Crandell to Holder ( Guaranty ), and all terms of the said Deed of Trust and Guaranty are incorporated herein and made a part hereof by this reference. Upon payment in full of all obligations hereunder, this Note shall be marked "Paid in Full" and returned to Maker, and the Deed of Trust shall be reconveyed.

     If any action is required to be taken by Holder (whether by Court proceeding or otherwise) to enforce payment of this Promissory Note, the undersigned promises to pay to Holder any and all costs of such action, including all reasonable attorneys' fees and costs incurred therein.

                              "Maker"

                              T & D, a Nevada General Partnership



                              By:/s/ Thomas W. Yarbrough

                                    Thomas W. Yarbrough, General
Partner